TERMINATION AGREEMENT

     TERMINATION AGREEMENT (this "Termination Agreement") dated as of April 17, 2000, by and between Q-Seven Systems, Inc., a Utah corporation ("Q-Seven"), and Mr. Barry A. Ellsworth ("Ellsworth," and together with Q-Seven, the "Parties").

     WHEREAS, Q-Seven and Ellsworth are the parties to that certain Consulting Agreement dated May 27, 1999 (the "Consulting Agreement"), a copy of which is attached hereto as Exhibit A; and

     WHEREAS, pursuant to the Consulting Agreement, Ellsworth was to perform services for Q-Seven as an independent contractor;

     WHEREAS,   Q-Seven  and  Ellsworth   desire  to  terminate  the  Consulting
Agreement.

     NOW THEREFORE, in consideration of the premises and the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency which are hereby acknowledged, the parties agree as follows:

     The Consulting Agreement and all rights and obligations of the Parties thereunder are hereby terminated effective as of August 5, 1999 and each of the Parties shall take such further action as is reasonably necessary to effect such termination.

     As consideration for the termination of the Consulting Agreement and of all rights and obligations of the Parties thereunder, Q-Seven shall pay to Ellsworth on the date hereof, the sum of $10 (the "Termination Fee"). The Termination Fee shall be payable by Q-Seven to Ellsworth by delivery of a check in the amount of the Termination Fee.

     This Termination Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     Ellsworth, his successors, assigns or agents hereby release, remise, and forever discharge Q-Seven, its predecessors, subsidiaries, affiliates, related entities, successors in interest, assigns, directors, officers, employees, agents, representatives, and owners, from any and all claims, demands, causes of action, obligations, damages, costs and expenses, known or unknown, of any kind, nature, or description, which Ellsworth has, may have had or may hereafter assert arising from or related in any way to this Termination Agreement or the Consulting Agreement.

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     Q-Seven,  its successors,  assigns and agents hereby release,  remise,  and forever discharge Ellsworth, his affiliates, related entities, successors in interest, assigns, employees, agents, and representatives, from any and all claims, demands, causes of action, obligations, damages, costs and expenses, known or unknown, of any kind, nature, or description, which Q- Seven has, may have had or may hereafter assert arising from or related in any way to this Termination Agreement or the Consulting Agreement.

     This Termination Agreement contains the entire agreement between the Parties with regard to the matters set forth herein. The Parties shall bear their own attorneys' fees and costs incurred in connection with any dispute or difference arising out of or related to this Termination Agreement.

     This Agreement is binding on and shall inure to the benefit of the Parties and their current and future agents, employees, representatives, officers, directors, partners, shareholders, subsidiary companies, parent companies, affiliates, assigns and successors.

     The Parties enter into this Termination Agreement after having fully reviewed this Agreement, and the attached Consulting Agreement, in particular paragraph (6) of the Consulting Agreement, and after having had an opportunity to ask any questions regarding either agreement and after fully understanding the contents of both agreements.

     This Termination Agreement shall be governed by and construed in accordance with the laws of the State of Utah applicable to contracts executed in and to be fully performed in such State, without giving effect to its conflicts of laws statutes, rules or principles.

                                    * * * * *


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     IN WITNESS WHEREOF,  the Parties have caused this Termination  Agreement to be executed as of the date first set forth above.


                                       Q-SEVEN SYSTEMS, INC.


                                       By:         /s/ Philipp Kriependorf
                                       Name:    Philipp Kriependorf
                                       Title:   President




                                          /s/ Barry A. Ellsworth
                                       Barry A. Ellsworth